UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2026

ALLIANT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4902 N. Biltmore Lane Madison, Wisconsin		53718
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 458-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol: LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2026, Alliant Energy Corporation (the “Company”), entered into a distribution agreement (the “Distribution Agreement”) with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC, as agents (the “Agents” and each, an “Agent”), and Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchasers (collectively, the “Forward Purchasers” and each, a “Forward Purchaser”). Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time through any Agent, as the Company’s sales agent, shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $1,000,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices, in block transactions or as otherwise agreed by the Company and the Agents.

In addition to the issuance and sale of Shares by the Company through the Agents, the Company also may enter into forward confirmations (the “Forward Confirmations” and each, a “Forward Confirmation”) with any of the Forward Purchasers. In connection with each Forward Confirmation, the relevant Forward Purchaser will, at the Company’s request, borrow from third parties and, through such Forward Purchaser’s relevant Agent, acting as a forward seller, sell a number of Shares equal to the number of Shares that underlie the Forward Confirmation to hedge the Forward Confirmation.

The Company intends to use the net proceeds from the sales of the Shares, after deducting the Agents’ commission and offering expenses, for general corporate purposes, which may include repayment, refinancing, repurchase or redemption of debt, working capital, construction and acquisition expenditures and investments. The Company will not initially receive any proceeds from the sale of borrowed Shares by an Agent, acting as a forward seller. The Company expects to receive proceeds from the sale of Shares upon future physical settlement of the relevant Forward Confirmation with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of the relevant Forward Confirmation.

Under the terms of the Agreement, the Company may also sell Shares from time to time to any Agent as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to an Agent as principal would be pursuant to the terms of a separate terms agreement between the Company and such Agent.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-276062). The Company filed a prospectus supplement, dated March 19, 2026, with the Securities and Exchange Commission in connection with the offer and sale of the Shares. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The Agents and their respective affiliates have provided, and may in the future provide, a variety of financial and non-financial services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. In particular, an affiliate of each of Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC is a lender under the Company’s revolving credit facility.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Company’s common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing descriptions of the Distribution Agreement and the Forward Confirmations do not purport to be complete and are qualified in their entirety by reference to the full text of the Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 and which is incorporated by reference herein, and the form of Forward Confirmation, a copy of which is attached as an exhibit to the Distribution Agreement. A legal opinion relating to the Shares is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Distribution Agreement, dated March 19, 2026, among Alliant Energy Corporation, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., TD Securities (USA) LLC, and Wells Fargo Securities, LLC, as agents, and Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, MUFG Securities EMEA plc, The Toronto-Dominion Bank and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Perkins Coie LLP, with respect to the legality of the securities being registered.

23.1	Consent of Perkins Coie LLP (contained in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: March 19, 2026	By:	/s/ Robert J. Durian Robert J. Durian Executive Vice President and Chief Financial Officer